As filed with the Securities and Exchange Commission on August 12, 1997

                                                                File No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 --------------

                       James River Corporation of Virginia
             (Exact name of registrant as specified in its charter)

               VIRGINIA                                   54-0848173
(State or other jurisdiction of Incorporation          (I.R.S. Employer
           or organization)                           Identification No.)

                  120 Tredegar Street, RICHMOND, VIRGINIA 23219
                                 (804) 644-5411
 (Address of principal executive office,including zip code and telephone number)

                             FORT HOWARD CORPORATION
                    MANAGEMENT EQUITY PARTICIPATION AGREEMENT

                             FORT HOWARD CORPORATION
                             MANAGEMENT EQUITY PLAN

                             FORT HOWARD CORPORATION
                            1995 STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                        Clifford A. Cutchins, IV, Esquire
           Senior Vice President, General Counsel, Corporate Secretary
                       James River Corporation of Virginia
                               120 Tredegar Street
                            Richmond, Virginia 23219
                                 (804) 644-5411
 (Name, address, including zip code, and telephone number, including area code, of agent for service of process and registrant's principal executive offices)

       Copies of all communications, including communications sent to agent for service, should be sent to:

                         Marshall H. Earl, Jr., Esquire
                     McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000

                         CALCULATION OF REGISTRATION FEE


    Title of Each Class of Securities            Amount           Proposed            Proposed
         to be Registered (1)                     to be           Maximum              Maximum           Amount of
                                              Registered (1)   Offering Price         Aggregate         Registration
                                                                Per Share (2)          Offering              Fee
                                                                                       Price (2)
-----------------------------------------------------------------------------------------------------------------------
Common stock, $.10 par value                  4,256,088  shs.       $14.49          $61,670,715           $ 18,688

Rights to purchase 1/1000 of a share of
Series M Cumulative Participating Prefer      4,256,088  shs.          N/A              N/A                   $100
Stock $10 par value (3)
=======================================================================================================================


----------
(1) The Aggregate number of shares of Common Stock registered hereunder consists of (a) shares of Common Stock which have been authorized and reserved for issuance upon the exercise of stock options which have been granted under the Fort Howard Corporation Amended and Restated Management Equity Participation Agreement dated as of August 8, 1988, as amended from time to time (the "MEPA"),
(b) shares of Common Stock which have been authorized and reserved for issuance upon the exercise of stock options which have been granted under the Fort Howard Corporation Management Equity Plan, as amended from time to time, (the "MEP"), and (c) shares of Common Stock which have been authorized and reserved for issuance upon the exercise of stock option which have been granted under the Fort Howard Corporation 1995 Stock Incentive Plan (the "1995 Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, such additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock dividends or stock splits.

(2) Pursuant to Rule 457(h) under the Securities Act, offering prices are based on (a) the option exercise price of $14.36 per share for 813,587 shares; (b) the option exercise price of $20.18 per share for 1,027,125 shares; (c) $13.43 per share for 993,996 shares; and (d) the option exercise price of $11.19 per share for 1,421,380 shares.

(3) The Rights to purchase 1/1000 of a share of Series M Cumulative Participating Preferred Stock will be attached to and will trade with shares of the Common Stock. Value attributable to such Rights, if any, will be reflected in the market price of such Common Stock. The fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents filed by James River Corporation of Virginia ("Company"), with the Securities and Exchange Commission (the Commission) are incorporated herein by reference and made a part hereof:

                  (a) the Company's Annual Report on Form 10-K for the year ended December 29, 1996.

                  (b) the Quarterly Reports of the Company on Form 10-Q for the quarters ended March 30, 1997 and June 29, 1997.

                  (c) the Company's current reports on Form 8-K dated May 4, 1997, May 5, 1997, July 2, 1997, July 24, 1997, August 7, 1997 and August 8,
1997.

                  (d) the description of the Company's common stock ("Common Stock") included in the Registration Statement on Form 8-A dated January 3, 1980, incorporating by reference the description included under the heading "Description of Common Stock" in Amendment No. 1 to Registration Statement No. 2-63209, as amended by Amendment No. 4 to Application or Report on Form 8 dated July 28, 1992.

                  (e) the description of the Rights to Purchase Series M Cumulative Participating Preferred Stock (the "Rights") included in the Registration Statement on Form 8-A dated March 3, 1989, as amended by Amendment No. 1 to Application or Report on Form 8 dated July 28, 1992; and

                  (f) Joint Proxy Statement - Prospectus of the Company and Fort Howard Corporation dated June 26, 1997.

         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interest of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.

         Article VI of the Company's Amended and Restated Articles of Incorporation provides for mandatory indemnification of any director or officer of the Company who is, was, or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving the Company or any other legal entity in any capacity at the request of the Company while a director or officer of the Company against all liabilities and expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such director's or officer's willful misconduct or knowing violation of the criminal law.

         The Company's Amended and Restated Articles of Incorporation also provide that in every instance permitted under Virginia corporate law in effect from time to time, the liability of a director or officer of the Company to the Company or its shareholders shall not exceed one dollar.

         The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits

         Reference is made to the Exhibit Index.

Item 9.           Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offer.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 11th day of August, 1997.

                                          JAMES RIVER CORPORATION OF VIRGINIA



                                          By /s/ T. Norman Bush
                                             --------------------------
                                                T. Norman Bush
                                                Vice President, Tax Counsel



                                POWER OF ATTORNEY

         Know All Men and Women By These Presents that each individual whose signature appears below constitute and appoint T. Norman Bush and Clifford A. Cutchins, IV, Esquire, such individual's true and lawful attorneys-in-fact and agents with full power of substitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement related to the offering contemplated by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signature                     Title                           Date
      -----------                  --------                         ------


  /s/ Miles L. Marsh             Chairman of the Board, Chief       8/8/97
---------------------------      Executive Officer and Director
    Miles L. Marsh

   /s/ William A. Paterson       Senior Vice President and          8/12/97
---------------------------      Controller (Principal Financial
    William A. Paterson          and Accounting Officer)


   /s/ Barbara L. Bowles         Director                           8/9/97
---------------------------
    Barbara L. Bowles

   /s/ William T. Burgin         Director                           8/9/97
---------------------------
    William T. Burgin

 /s/ Worley H. Clark, Jr.        Director                           8/9/97
---------------------------
    Worley H. Clark, Jr.

 /s/ William T. Comfort, Jr.     Director                           8/11/97
---------------------------
    William T. Comfort, Jr.

   /s/ Gary P. Coughlan          Director                           8/11/97
---------------------------
    Gary P. Coughlan

   /s/ William V. Daniel         Director                           8/11/97
---------------------------
    William V. Daniel

  /s/ Bruce C. Gottwald          Director                           8/11/97
---------------------------
    Bruce C. Gottwald

  /s/ Robert M. O'Neil           Director                           8/11/97
---------------------------
    Robert M. O'Neil

  /s/ Richard L. Sharp           Director                           8/11/97
---------------------------
    Richard L. Sharp

 /s/ Anne Marie Whittemore       Director                           8/8/97
---------------------------
  Anne Marie Whittemore

                                  EXHIBIT INDEX


Exhibit No.              Exhibit
------------            ---------
  4.1         --       James River Corporation of Virginia Amended and Restated
                       Articles of Incorporation, as amended effective January 4, 1990
                       (incorporated by reference to Exhibit 3(a) to the Company's
                       Annual Report on Form 10-K for the year ended December 26,
                       1993).

  4.2         --       James River Corporation of Virginia Articles of Amendment to the
                       Amended and Restated Articles of Incorporation Designating the
                       Series O 8-1/2% Cumulative Preferred Stock ($10.00 par value), effective October 1, 1992 (incorporated by reference to Exhibit
                       3(b) to the Company's Annual Report on Form 10-K for the year ended December 26, 1993).

  4.3         --       Articles of Amendment to the Amended and Restated Articles of
                       Incorporation of James River Corporation of Virginia Designating
                       the Series P 9% Cumulative Convertible Preferred Stock ($10.00
                       par value) (incorporated by reference to Exhibit 3.1 to the
                       Company's Current Report on Form 8-K dated June 20, 1994).

  4.4         --       Form of amendment to Registrant's Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Registration
                       Statement on Form S-4 (No. 333-30119)).

  4.5         --       Amended and Restated Bylaws of James River Corporation of
                       Virginia, amended as of February 20, 1997 (incorporated by reference to Exhibit 3(d) to the Company's Amended Report on
                       Form 10-K for the year ended December 29, 1996).

  4.6         --       Form of Amendment to Registrant's Restated Articles of
                       Incorporation (incorporated by reference to Exhibit 3.1 to the
                       Company's Registration Statement on Form S-4 (No. 333-30119)).

  4.7         --       1995 Stock Incentive Plan (Incorporated by reference to Exhibit
                       No. 10.15 as filed with the Fort Howard Corporation's Amendment
                       No. 1 to Form S-1 dated February 8, 1995, No. 33-56573).


                                       9




  4.8         --       Amendment No. 1 to 1995 Stock Incentive Plan (Incorporated by
                       reference to Exhibit 4.4 as filed with the Fort Howard
                       Corporation's Form S-8 dated February 3, 1997).

  4.9         --       Amended and Restated Management Equity Participation
                       Agreement dated as of August 8, 1988.  (Incorporated by reference to Exhibit No. 10.9 as filed with the Fort Howard Corporation
                       Amendment No. 2 to Form S-1 dated October 25, 1988, No.
                       33-23826).

  4.9(a)      --       Letter Agreement dated June 27, 1990, which modifies Amended and Restated Management Equity Participation Agreement.
                       (Incorporated by reference to Exhibit 10.V as filed with the Fort
                       Howard Corporation Form 10-K for the year ended December 31,
                       1990, File No. 1-6901.)

  4.9(b)      --       Letter Agreement dated July 31, 1990, among Fort Howard
                       Corporation and the Principal Management Investors which
                       amends Amended and Restated Management Equity Participation
                       Agreement.  (Incorporated by reference to Exhibit 10.W as filed with the Fort Howard Corporation Form 10-K for the year ended
                       December 31, 1990, File No. 1-6901.)

  4.9(c)      --       Letter Agreement dated July 31, 1990, between Fort Howard
                       Corporation and the Management Investor Committee which
                       amends Amended and Restated Management Equity Participation
                       Agreement.  (Incorporated by reference to Exhibit 10.X as filed with the Fort Howard Corporation Form 10-K for the year ended
                       December 31, 1990, File No. 1-6901.)

  4.9(d)      --       Letter Agreement dated February 7, 1991, between Fort Howard
                       Corporation and the Management Investors Committee which
                       amends the Amended and Restated Management Equity
                       Participation Agreement.  (Incorporated by reference to Exhibit
                       10.GG as filed with the Fort Howard Corporation Form 10-K for the year ended December 31, 1990, File No. 1-6901.)

  4.9(e)      --       Form of Letter Agreement dated February 7, 1991, among Fort
                       Howard Corporation, the Management Investors Committee and
                       Management Investors which cancels certain stock options, grants new stock options and amends the Amended and Restated
                       Management Equity Participation Agreement. (Incorporated by
                       reference to Exhibit 10.HH as filed with the Fort Howard
                       Corporation Form 10-K for the year ended December 31, 1990,
                       File No. 1-6901.)

                                       10




  4.9(f)      --       Letter Agreement dated December 28, 1993, between Fort
                       Howard Corporation and the Management Investors Committee
                       which amends the Amended and Restated Management Equity
                       Participation Agreement. (Incorporated by reference to
                       Exhibit 4.3 (f) as filed with the Fort Howard Corporation
                       Form S-8 dated September 29, 1995.)

  4.9(g)      --       Letter Agreement dated March 1, 1995, between Fort Howard
                       Corporation and the Management Investors Committee which
                       amends the Amended and Restated Management Equity
                       Participation Agreement.  (Incorporated by reference to Exhibit
                       10.8(F) as filed with the Fort Howard Corporation Form 10-K for the year ended December 31, 1994, File No. 20473.)

  4.10        --       Management Equity Plan.  (Incorporated by reference to Exhibit
                       10.H as filed with the Fort Howard Corporation Form 10-K for the year ended December 31, 1991, File No. 1-6901.)

  4.10(a)     --       Amendment dated December 28, 1993 to Management Equity
                       Plan.  (Incorporated by reference to Exhibit 10.9(A) as filed with the Fort Howard Corporation Form 10-K for the year ended
                       December 31, 1993, File No. 1-6901.)

  4.10(b)     --       Amendment dated March 1, 1995 to the Management Equity Plan.
                       (Incorporated by reference to Exhibit 10.9(B) as filed with the Fort
                       Howard Corporation Form 10-K for the year ended December 31,
                       1994, File No. 1-6901.)

  4.11        --       Form of Management Equity Plan Agreement.  (Incorporated by
                       reference to Exhibit 10.I as filed with the Fort Howard Corporation
                       Form 10-K for the year ended  December 31, 1991, File No.
                       1-6901.)

  4.12        --       Agreement dated as of July 31, 1990, between Fort Howard
                       Corporation and its former Chief Executive Officer.  (Incorporated by reference to Exhibit 10.Y as filed with the Fort Howard
                       Corporation Form 10-K for the year ended December 31, 1990,
                       File No. 1-6901.)

  4.12(a)     --       Modification to Agreement dated December 11, 1990, to
                       Agreement dated as of July 31, 1990, between Fort Howard
                       Corporation and its former Chief Executive Officer.  (Incorporated by reference to Exhibit 10.Z as filed with the Fort Howard
                       Corporation Form 10-K for the year ended December 31, 1990,
                       File No. 1-6901.)

                                        11




  4.12(b)     --       Letter Agreement dated February 7, 1991, between Fort Howard
                       Corporation and its former Chief Executive Officer which cancels stock options, grants new stock options and amends the Agreement dated as of July 31, 1990 among Fort Howard Corporation and its former Chief Executive Officer.  (Incorporated by reference to
                       Exhibit 10.II as filed with the Fort Howard Corporation Form 10-K for the year ended December 31, 1990, File No. 1-6901.)

  4.12(c)     --       Letter Agreement dated March 9, 1995, among Fort Howard
                       Corporation, its former Chief Executive Officer, his spouse and certain trustees, as permitted transferees.  (Incorporated by reference to Exhibit 10.11(C) as filed with the Fort Howard
                       Corporation Form 10-K for the year ended December 31, 1994,
                       File No. 20473.)

  *5.1        --       Opinion of McGuire, Woods, Battle & Boothe,  L.L.P. (filed herewith).

  *23.1       --       Consent of Coopers & Lybrand L.L.P. (filed herewith).

  *23.2       --       Consent of McGuire, Woods, Battle & Boothe, L.L.P. (included in
                       Exhibit 5.1).

    24        --       Power of Attorney (included herein on the signature pages).


*  Filed with this form.


                                       12